PETMED EXPRESS, INC.

YEAR ENDED MARCH 31, 2009

CONFERENCE CALL TRANSCRIPT

MAY 11, 2009 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Inc. doing business as 1-800 PetMeds conference call to review the financial results for the fiscal year ended on March 31, 2009. At the request of the company, this conference call is being recorded.  Founded in 1996, 1-800 PetMeds is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses direct to the consumer. 1-800 PetMeds markets its products through national television, online, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the internet, and to aim the increase the recognition of the “1-800 PetMeds” brand name.  1-800 PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom. Sir, you may begin.

Bruce Rosenbloom:

Thank you. Good morning. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our Chief Executive Officer and President, I’d like to remind everyone that the first portion of this conference call will be listen only until the question and answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker, Mendo Akdag, Chief Executive Officer and President of 1-800 PetMeds. Mendo…

Mendo Akdag:

Thank you Bruce. Welcome everyone. Thank you for joining us. Today we’ll review the highlights of our financial results. We’ll compare our fourth fiscal quarter and fiscal year ended on March 31, 2009 to last year’s quarter and fiscal year ended on March 31, 2008.

For the fourth fiscal quarter ended on March 31, 2009, sales were $48.1 million, compared to sales of $40.4 million for the same period the prior year, an increase of 19%. For the fiscal year ended on March 31, 2009, sales were $219.4 million, compared to $188.3 million for the prior fiscal year, an increase of 17%. The increase was due to increased reorders and new orders.  For the fourth fiscal quarter, net income was $5.6 million, or $0.25 cents diluted per shared, compared to $4.9 million or $0.20 cents diluted per share for the same quarter the prior year, an increase to earnings per share of 20%.  For the fiscal year, net income was $23.0 million or $0.98 cents diluted per share, compared to $20.0 million or $0.82 cents diluted per share a year ago, an increase to earnings per share of 19%. Reorder sales increased by 20% to $37.2 million for the quarter, compared to reorder sales of $31.0 million for the same quarter the prior year.

For the fiscal year, the reorder sales increased by 17% to $156.8 million compared to $134.3 million for the prior year. New order sales increased by 15% to $10.8 million for the quarter, compared to $9.4 million for the same period the prior year.  For the fiscal year, the new order sales increased by 16% to $62.5 million, compared to $53.8 million for the prior year. We acquired approximately 142,000 new customers in our fourth fiscal quarter compared to 126,000 for the same period the prior year, and we acquired approximately 802,000 new customers in the fiscal year, compared to 710,000 for the prior year.

Our average order was approximately $82 for both the quarter and the fiscal year, compared to $80 for the prior fiscal year, and approximately 65% of our sales were generated on our website for the fiscal year. The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off season.

Exhibit 99.1 Page 1 of 7

For the fourth fiscal quarter, our gross profit as a percent of sales was 40.3% compared to 41.3% for the same period a year ago. For the fiscal year, our gross profit as a percent of sales was 38.9% compared to 39.4% for the prior year. The percentage decrease can mainly be attributed to increased product costs offset by the impact of reduction in freight expenses due to a shift from priority to standard shipping.

Our general and administrative expenses as a percentage of sales were 10.7% for the quarter, compared to 12.0% for the same quarter the prior year. And for the fiscal year, the G&A was 9.8% compared to 10.8% for the prior year. The improvement shows leverage of the G&A.

For the quarter we spent $5.1 million for advertising compared to $4.5 million for the same quarter the prior year, an increase of 12%. For the fiscal year, we spent $28.7 million for advertising compared to $25.3 million for the prior fiscal year, an increase of 14%. Advertising costs of acquiring a customer for both the quarter and the fiscal year was approximately $36, which was the same as it was for the prior fiscal year. Our working capital increased by $15.8 million to $54.6 million since March 31, 2008. The increase can mainly be attributed to cash flow generated from operations and redemption of long-term auction rate securities offset by the repurchase of shares pursuant to our stock buy-back plan.

We had $30.1 million in cash and temporary investments, $14.4 million in long term auction rate securities investments, and $26.8 million in inventory with no debt as of March 31, 2009. Net cash from operations for the fiscal year was $15.0 million compared to net cash from operations of $19.4 million for the prior fiscal year. The primary reason for the reduction was an increase in inventories due to the company taking advantage of buying opportunities.

In accordance with our share repurchase program, we repurchased approximately 829,000 shares, paying approximately $11.7 million during the quarter, and for the fiscal year, we repurchased approximately 1,347,000 shares, paying approximately $18.4 million.

Capital expenditures for the fiscal year were approximately $4.0 million, which included warehouse expansion and automation and infrastructure updates. Overall we are pleased with the results. This ends the financial review. Operator we’re ready to take questions.

Coordinator:

Thank you very much. If you would like to ask a question at this time, please press star then one and record your name. Your name is needed to announce your question. One moment please. Our first is from Mark Miller with William Blair. Your line is open.

Mark Miller:

Hi, good morning everyone.

Mendo Akdag:

Good morning.

Mark Miller:

Can you, I guess, discuss the acceleration that we saw here in the reorder sales growth rate? Do you think we'll see that continue, or how much of that do you think is due to easier comparisons? And then perhaps in conjunction with that, do you think that the earlier break in spring with temps being a little bit warmer year on year in March might have helped the flea/tick business? And if so, is that, you know, something that pulls forward sales or might that be added to the selling season?

Mendo Akdag:

It’s possible what you said -- the second part of it. Reorders were strong. It’s typically - reorders are strong in our off-peak season -- fall and winter -- there’s less competition probably, and that’s one of the reasons during peak season it’s not as strong. But overall we had a, well how we looked at it is reorders as a percent of prior year’s total sales, and it was a little better in fiscal 2009 compared to 2008.

Mark Miller:

When you said it’s possible that it could be a pull forward, does that mean that you might have seen a slowing in April or just - it’s hard to tell?

Mendo Akdag:

No, it’s hard to tell. Yes, I’m not going to discuss April at this point. We’ll do that in July.

Mark Miller:

Okay. We’ll be tuned in. Then, you talked about the warehouse automation. Can you just give us an update on how that’s going, and have we seen impact on the financials yet from that?

Mendo Akdag:

We have not seen impact on the financials yet. We started using it about - in 30 to 40% of the orders at this time. We will probably see the impact in the next three months.

Exhibit 99.1 Page 2 of 7

Mark Miller:

Okay. My last question is, how do you perceive the new creative to be going? Is it a measurable impact versus the prior campaign? Thanks a lot.

Mendo Akdag:

Since the time is different it’s difficult to tell whether it’s the year, whether it’s the,  I mean when you’re comparing obviously there are multiple variables, but the new creative is doing well, in March quarter, the customer acquisition costs was pretty much flat, $36, and it was same as the quarter the prior year.

Coordinator:

Thank you. Our next is from Kristine Koerber with JMP Securities. Your line is open now.

Kristine Koerber:

Yeah, hi. Can you just - can you talk about the competitive environment and kind of what you’re seeing, or is the competition getting more aggressive with discounting? And then was hoping you’d talk about maybe trends throughout the quarter. Were trends pretty consistent throughout the quarter?

Mendo Akdag:

The competition I would say is similar to last year. We’re not really seeing anything different, but it has been competitive the last two years, and during peak season it gets more competitive. We’ve spent over $150 million on our brand, and our brand name recognition helps us. We’re also a one stop shop. We sell both prescription and non-prescription medication. Majority of the competition other than the veterinarians do not sell prescription medication, so that helps us with the competition. And service is the key. Price is not everything. So our focus is - a service advantage, and a cost advantage compared to the competition.

As far as the quarter is concerned, it usually picks up - starts - the sales start increasing in March actually, and it continues to increase, probably May, June is the highest. May probably is the highest sales, then it starts flattening, typically that’s how it’s been in the prior years.

Kristine Koerber:

Okay and then one last question. As far as the product costs -- you mentioned higher product costs contributing to gross margin pressure -- can you just elaborate on that please?

Mendo Akdag:

Our focus really is maximizing the gross profit dollars. And we understand that we have to be competitive and we do, you know, price sensitivity, testing the market and attempt to maximize the gross profit dollars. We do not pay too much attention to the gross profit percent, but as you can see, there has been pressures on it, and I would anticipate continuing pressure on it. And hopefully we’ll make that up with leverage in the general operating expenses.

Kristine Koerber:

Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next is from Mark Arnold with Piper Jaffray. Your line is open.

Mark Arnold:

Good morning. Nice quarter guys.

Mendo Akdag:

Good morning.

Mark Arnold:

Just to start with, the G&A line, you know, your performance there was really impressive in the quarter. I’m guessing - I’m just curious if there were any specific cost savings initiatives that you instituted to drive that, or is it just good solid cost controls in the quarter?

Mendo Akdag:

I would say good, solid cost controls. We are focusing on efficiency as far as payroll is concerned, and that helped us, we’re more efficient with payroll, maximizing the capacity of each resource that we have, so, but looks good.

Mark Arnold:

Okay. Then this is a forward looking question, but is there any visibility you can provide us kind of on your ad spending targets for 2010?

Mendo Akdag:

Our budget in dollars is going to be higher than last year, as a percentage, it’s a different ballgame, as you know. We will attempt to spend more in dollars. Obviously it’s going to depend on if there’s remnant space availability et cetera, whether we can, you know, spend the money or not. But we’re going to definitely attempt it.

Mark Arnold:

How are you seeing the supply in the remnant ad space here through the first quarter, and, you know, through the part of calendar 2009 so far?

Exhibit 99.1 Page 3 of 7

Mendo Akdag:

March quarter, as you can see, we spent more money. We spent about 12% more -- $5.1 million in the March quarter compared to $4.5 million for the same quarter the prior year. So we were able to spend 12% more. It’s a little too soon to tell what’s going to happen in the June quarter. We’ll see how it shapes up.

Mark Arnold:

I see PETS (television commercials) on CNBC all day long, so I know you’re spending.

Mendo Akdag:

That’s good to hear.

Mark Arnold:

Just a couple more. Can you update us on where you stand with your stock repurchase authorization?

Mendo Akdag:

I believe we have about $10 million left in the stock repurchase plan.

Mark Arnold:

Okay, and then just one last one. You know, there have been a number of EPA warnings and press releases recently regarding the safety of many of the flea and tick medications, and…

Mendo Akdag:

Yes.

Mark Arnold:

I guess can you just talk a little bit about this and then any potential impact if any it could have on your business as we head into the strong seasonal period for these products?

Mendo Akdag:

This is really nothing new, a small percentage of the pets always, you know, always has been reacting to some of the medication. Most of our customers has been - have been using the same brands and they have been happy with them. The issue is just being publicized. I don’t know if it’s going to have any impact or not. It’s really difficult for me to tell.

Mark Arnold:

So is it fair to say if you haven’t had an adverse reaction using this product it’s probably not going to have any impact?

Mendo Akdag:

I would say so. I would say so, yes.

Mark Arnold:

Great.

Mendo Akdag:

That’s a fair statement.

Mark Arnold:

Great, thank you guys. Nice quarter.

Mendo Akdag:

Thank you.

Coordinator:

Our next is from Mitch Bartlett with Craig-Hallum. Your line’s open.

Mitch Bartlett:

Yes, I wonder if you could talk to - in a little more detail - you already touched on it, but the price competition out there seems to be fairly vicious when you look at Amazon that - depending on the product could be 30/35% below your prices. And then I notice - the second question would be that- I notice - that there appears to be more of the flea and tick medications that are available at retail. Target’s carrying them and the like. And perhaps - could you - the third question would be could you speak to the - what may or may not be Frontline rolling off patent this summer time? And I noticed on your Web site there is a very strong message at the checkout page for the - for folks to switch into either another brand or in the case of Heartgard, a generic. Could you touch on that as well?

Mendo Akdag:

Boy you asked a lot of questions. Let’s see where I can start here. What I would tell you is flea and tick is highly competitive. So obviously a lot of retailers have entered the business. As you may know, we do not just sell flea and tick. We are a one-stop shop for pet medications, prescription and over the counter, for flea and tick preventatives, are over the counter. Vast majority of retailers do not participate in the prescription medications (market), so that gives us a competitive advantage. And as I pointed out, we spent over $150 million on our brand, and we have a brand name recognition with the public. We are known to the public as the pet medication experts and this helps us. And also at the end of the day we’re going to be competitive price-wise, but we’re not going to be the least expensive. Our service level and our brand name recognition have been the key for our success and we believe we will continue to be that. As far as recommending other brands, we have been doing that for the last six, seven years, so that’s nothing new. If we think there’s an advantage to the consumer, we will continue to do that.

Exhibit 99.1 Page 4 of 7

Mitch Bartlett:

And Frontline, coming off patent, I presume that that is your largest selling...

Mendo Akdag:

I think, the ingredients in the, Frontline, is coming off patent. I don’t think the usage is coming off patent. At this time that’s my understanding.

Mitch Bartlett:

Do you expect to see a generic of some sort in the marketplace?

Mendo Akdag:

Probably. I would not be surprised. I know some manufacturers are lining up to do that.

Mitch Bartlett:

Thanks very much.

Coordinator:

Our next (questions) is from Anthony Lebiedzinski with Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Good morning. Your new customer acquisition cost was actually a little bit higher than what we were expecting. I was just wondering if you guys changed the mix of advertising to perhaps more online, less TV. Maybe you could just talk about that if you can?

Mendo Akdag:

I don’t think there was any material change this quarter from - I mean March quarter compared to the same quarter last year. We spent more money, so any time you spend more dollars -- about 12% more -- you know, it may not be as efficient, every dollar that you add to it, the incremental impact may not be as efficient, so, but we’re happy with the $36.

Anthony Lebiedzinski:

Um hmm. Okay and also postal rates are going up today. I was just wondering what your strategy is with dealing with that?

Mendo Akdag:

What we usually do is at the end of the peak season, we will pass some of the cost increases to the customer, but we will evaluate that at the end of the peak season.

Anthony Lebiedzinski:

Um hmm. Okay and then a couple of other quick questions here. What do you attribute the average order size increase to, and also if you could just tell us if there’s been any material change to the product mix prescription versus non-prescription?

Mendo Akdag:

I’ll answer your last question first. There’s a slight change. Prescription was 31% of the business for the fiscal year compared to 30% last year. It’s a 1% basically change. As far as average order size, we do slight increases on our prices. We pass some of the cost increases to the consumer once a year, so obviously that will have an impact. Plus, you know, up-selling and cross-selling.

Anthony Lebiedzinski:

Yes. Okay, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

As a reminder, if you would like to ask a question, please press star then one. And our next is from Mr. Ed Woo with Wedbush Morgan Securities. Your line is open.

Ed Woo:

What’s the percentage of sales is flea and tick, and has that changed at all?

Mendo Akdag:

Due to competitive reasons, we do not disclose that information.

Ed Woo:

Okay, and was there any trends you saw in geographic order pattern?

Mendo Akdag:

No, nothing material.

Ed Woo:

Okay, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Michael Kupinski with Noble Financial your line is open now.

Michael Kupinski:

Thank you for taking the question and congratulations on your quarter.

Mendo Akdag:

Thank you.

Exhibit 99.1 Page 5 of 7

Michael Kupinski:

Just a quick couple questions here. I was just wondering if you can talk about your TV yields in the quarter and how that compared with the previous quarter. And then secondly, you know, we’re hearing that - I’m sorry. The - yes TV yields.

Mendo Akdag:

I’m not clear what you mean with that, but I’m not going to break up our advertising as far as, you know, how each channel is performing, if that’s what you’re asking -- TV versus online versus print. I’m not going to get into that kind of detail due to competitive reasons.

Michael Kupinski:

Yes. Mendo, I was just wondering in terms of the yields on your revenue per spend on TV -- if you can just give me - how - if that just was up or down versus the previous quarter.

Mendo Akdag:

Oh our TV spending, you mean?

Michael Kupinski:

Correct.

Mendo Akdag:

I - it was slightly up. It was slightly up, yes.

Michael Kupinski:

Okay. And in terms of the, you know, we’re hearing that scattered prices now are firming up pretty aggressively and that in some cases for some networks the up - the scatter prices are now above last year’s up front, which is kind of indicating that maybe the upfront for cable networks is going to be a little bit stronger than expected. Do you have any thoughts on - and you did indicate that your budget’s going to increase. Are you anticipating that you’re going to have to spend materially higher for advertising built into the budget? Or I was just wondering if you give us a little color on what your thoughts are in terms of your network spend.

Mendo Akdag:

The reason we attempt to spend more dollars is obviously to grow the business, to grow the top line, so that the goal is capturing market share. So always our budget is going to be, you know, higher dollars in dollars compared to the prior year. Cable is doing fine this year compared to last year, so it’s not hurting as much. It appears there may be some shift from networks to cable stations.

Michael Kupinski:

Okay. And so in terms of the budget, the - for the next quarter that you said was going to be up, do you have any thoughts in terms of what you’re planning for in terms of your - just from price increases?

Mendo Akdag:

It’s not - it doesn’t mean it’s due to price increase. It’s - really what it means is we’re attempting to capture market share, and to grow the top line. And that’s the reason that our budget is higher. It’s not - that doesn’t mean that we’re paying more if that’s what you’re asking.

Michael Kupinski:

Okay. Perfect. Thank you so much.

Mendo Akdag:

You’re welcome.

Michael Kupinski:

Our next is from Ross Taylor with CL King. Your line’s open.

Ross Taylor:

Hi, I just have one question. You mentioned in your last conference call that you thought that some of the low price competition that had, you know, developed, might have been driven by, you know, an excess of cheap inventory in the channel. And I just wondered if you’d seen any, you know, change in that situation.

Mendo Akdag:

No, we have not seen any change. So there’s - inventory is still available. Obviously, you know, manufacturers want to make their numbers. So if their sales are soft, the inventory’s going to be available.

Ross Taylor:

Okay, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our final question is from Mitch Bartlett with Craig-Hallum. Your line is open.

Mitch Hallum:

Yes, I think you answered most of them. I did want to go back to the guy who started at the very beginning. He was talking about it being a warmer spring. I didn’t know that. Is there a way you track that or how do you measure that?

Exhibit 99.1 Page 6 of 7

Mendo Akdag:

I mean look, we looked at the weather, but I mean we are not an expert in as far as, you know, the weather is concerned, so I’m not going to get into making comments due to the weather. Sometimes we get puzzled, you know, even when it’s warm, the sales are not there. When it’s not warm, the sales are there. So it’s really difficult to judge that.

Mitch Hallum:

Good enough. Thanks.

Mendo Akdag:

You’re welcome.

Coordinator:

At this time I’d like to turn the call back over to 1-800 PetMeds executive management.

Mendo Akdag:

Thank you. According to the American Pet Products Manufacturer’s Association, spending on pets in the US increased by about 5%, and reached $43.4 billion in 2008. The pet supplies and medicine category also grew approximately 5%, and reached $10.3 billion. There’s a continuing increase in pet-related spending, a higher awareness of pet health, and the continued humanization of pets, integrating them into all aspects of our lives.

To capitalize on this trend, we’ll be focusing our efforts on three areas. One, capturing additional market share, two, increasing reorders with personalized communication and health education content, and three, improving our current service levels. This wraps up today’s conference call. Thank you for joining us.

Exhibit 99.1 Page 7 of 7